RELEASE AND WAIVER


Name: Stephen R. Wright


In return for the sum of money and the outplacement services referred to in Attachment "A," I hereby RELEASE, ACQUIT, AND FOREVER DISCHARGE Destec, its successors, present and former employees, agents, corporate officers, directors, corporate affiliates, and all other persons, firms, corporations, and any possible entity or person ("the parties released"), of and from any and all liability or claims in law and equity, known or unknown, of any kind and character whatsoever arising from, growing out of, or in any way connected with my employment or the termination of my employment with Destec up to and including the date I executed this instrument. I declare that it is my intention to release Destec, and all of the parties released, from any and all liability of any kind and character whatsoever arising from, growing out of, or in any way connected with my employment with Destec including, but not limited to, any claims which arose on or prior to the date I executed this instrument under any federal or state statute including, but not limited to, Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. Sections 2000e-2000e-17; the Americans with Disabilities Act of 1990, 42 U.S.C. Sections 12101-12213; the Age Discrimination in Employment Act, 29 U.S.C. Sections 621-634; the Employment Income Retirement Security Act of 1974, 29 U.S.C. 1001-1461; the National Labor Relations Act, as amended, 29 U.S.C. Sections 151-169; the Rehabilitation Act of 1973, as amended,
29 U.S.C. Section 701 et seq.; the Texas Commission on Human Rights Act, Tex. Lab. Code Ann. Section 21.001 et seq. (Vernon 1993); and the Common Law of these United States, collectively or singularly.

I understand that my decision whether to execute this Release and Waiver will in no way affect my right to receive the elements of the Basic Separation Package described in Attachment "B." I acknowledge and agree that I am receiving the supplemental severance package described in Attachment "A" (the "Supplemental Severance Package") only in consideration for the release and other promises made by me in this Release and Waiver. I acknowledge that, but for my agreement as set forth in this document, I would not be entitled to receive the Supplemental Severance Package under my employment contract or any Destec policy or practice relating to my employment, but instead would be eligible only to receive Destec's basic separation package, consisting of the elements described in Attachment "B" attached hereto (the "Basic Separation Package").

I understand and agree that my employment with Destec will terminate at 5:00 p.m. on December 31, 1995.

I represent that I have not filed any complaints or charges against Destec with any governmental agency. I further represent that I have not filed any lawsuits against Destec in any court and that I will not do so in the future except for the purpose of enforcing my rights under this Release and Waiver or to enforce rights or claims that may arise after the date I sign this Release and Waiver. I do not waive rights or claims that may arise after the date I execute this Release and Waiver. I agree not to challenge the enforceability of this Release. If I attempt to challenge the enforceability

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of this Release, I will tender to Destec, by certified funds delivered to Destec, all monies received pursuant to this Release.

This Release and Waiver does not affect my rights and obligations under my Employee Agreement or any other secrecy agreements that I have signed with Destec. This Release and Waiver also does not affect any rights I may have to file for a benefit under any state workers' compensation or similar disability statute.

This Release and Waiver does not affect my rights under any Destec benefit plan for which I may be eligible, which plans are governed by their own terms. My vested rights under my Destec plans are described in Attachment "B"; the supplemental rights provided under this Release and Waiver are described in Attachment "A".

I agree that I am waiving all rights to reemployment with Destec.

I agree not to disclose the terms, amounts and facts of this Release and Waiver to anyone, except my immediate family, my attorney, and/or any financial consultant without the prior written consent of Destec. I further agree that if I, my immediate family, or my attorney, or my financial consultant (a) breach the foregoing obligation or any obligation I have under my Employee Agreement or any other secrecy agreement or (b) take any other action harmful to Destec, I will forfeit or return to Destec one half of the value of the outplacement package described above and Destec may seek damages, attorneys' fees and costs from me.

I agree to indemnify and hold Destec from and against any losses, costs, damages or expenses including, without limitation, attorneys' fees incurred by Destec arising out of any breach of this Release and Waiver by me.

I HAVE BEEN ADVISED OF MY RIGHT TO DISCUSS ALL ASPECTS OF THIS RELEASE AND WAIVER WITH MY PRIVATE ATTORNEY AND, TO THE EXTENT I DESIRE, I HAVE AVAILED MYSELF THIS RIGHT. I UNDERSTAND THAT, DURING THE SEVEN DAY PERIOD AFTER I SIGN, I MAY CHANGE MY MIND AND REVOKE THIS RELEASE AND WAIVER, PROVIDED I DO SO IN WRITING AND THE NOTICE IS DELIVERED TO DESTEC'S CONTROLLER, IN WHICH CASE I WAIVE THE RIGHT TO RECEIVE THE SUPPLEMENTAL SEVERANCE PACKAGE. I ALSO UNDERSTAND THAT THIS RELEASE AND WAIVER SHALL NOT BECOME
EFFECTIVE OR ENFORCEABLE UNTIL THE SEVEN DAY REVOCATION PERIOD
HAS EXPIRED. I FURTHER UNDERSTAND THAT THIS RELEASE AND WAIVER CONTAINS THE ENTIRE AGREEMENT BETWEEN MYSELF AND DESTEC AND
CANNOT BE MODIFIED EXCEPT IN A WRITING SIGNED BY ME AND DESTEC.

I understand that I have until January 22, 1996, to sign and return this Release and Waiver. In the event I sign it before January 22, 1996, I acknowledge I was given at least 45 days to consider this

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Release and Waiver.  In addition, I was provided the information set forth in Exhibit C to aid me in my evaluation of the decision whether or not I should execute this Release and Waiver.

I HAVE CAREFULLY READ AND FULLY UNDERSTAND ALL OF THE PROVISIONS
OF THIS RELEASE AND WAIVER. HAVING BEEN ADVISED TO CONSULT WITH AN ATTORNEY, HAVING BEEN GIVEN 45 DAYS TO CONSIDER WHETHER TO
EXECUTE THIS RELEASE AND WAIVER, AND HAVING REVIEWED THE
INFORMATION PROVIDED TO ME, I DECLARE THAT I SIGNED THIS RELEASE AND WAIVER VOLUNTARILY.

Agreed to and accepted at Houston, Texas, this 20th day of December, 1995.


                                  DESTEC ENERGY, INC.


By: /s/ Stephen R. Wright         By:   /s/ C. F. Goff
   --------------------------        --------------------------
      Stephen R. Wright
                                  Name (Typed):    C. F. Goff
                                                ---------------
                              -3-

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                              ATTACHMENT "A"

                      SUPPLEMENTAL SEVERANCE PACKAGE


A. I will receive the following payments (in addition to those provided in the Basic Separation Package):

           A special severance payment in the amount of $332,800.00, to be paid in one installment on the first regularly scheduled pay day after the effective date of this Release and Waiver.

           A special supplement to my vested amount under my Compensation Adjustment Agreement, the amount of such supplement being $119,504.00, to be paid in one installment on the first regularly scheduled pay day after the effective date of this Release and Waiver.

B. The period within which I may exercise the awards previously issued to me under the Company Award and Option Plan has been extended to December 31, 1998, notwithstanding that the Plan generally provides that such awards expire upon termination of employment with Destec.

C. I may continue to use my company car through January 15, 1996 (with gasoline purchases made for my account). After
      January 15, 1996, I have the option to purchase the company car at fair market value as determined by Wheels, Inc., tendering a sum equivalent to the fair market value to the Company on or before January 20, 1996.

D. Supplemental outplacement services will be provided to me as covered in the attachment.

E. Provided that I sign and deliver the Consulting Agreement attached hereto as Exhibit D, Destec will retain me as a consultant reporting to the General Counsel or his designee beginning on January 1, 1996, and ending, unless extended by agreement of the parties, on September 30, 1996. Pursuant to the terms of Exhibit D, during the term of the Consulting Agreement I will receive the amount of $11,111.11 at the end of each month as payment for my consulting services.

F. Destec will extend the period of eligibility for COBRA health insurance for up to six months beyond eighteen months at my expense.

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G.    I will be entitled to Variable Pay for 1995, and I will be treated as if I retired for the purposes of the 1995 Variable
      Pay Plan.





                               -5-

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                              ATTACHMENT "B"

                         BASIC SEPARATION PACKAGE


A. I will receive the following payments (less normal tax withholdings and any outstanding amounts I owe the company):

      1. Base salary through December 31, 1995, payable on regular pay days such that I will be retained on the Company's payroll on leave of absence status until that date.

      2. 1995 vacation credit (9.125 days) in the amount of $5,840.00.

B. With respect to the vested balance in my Retirement and Savings Plan account, I will retain all rights provided to me by the terms of the Plan. With respect to the vested payment under my Compensation Adjustment Agreement, I will receive a payment in the amount of $189,435.00 on the first regularly scheduled pay day in January, 1996.

C. Eligibility for COBRA health insurance for up to eighteen months at my expense.

D.    The ability to convert Life, Accidental Death and
      Dismemberment and Long-Term Disability insurance benefits to personal coverage.

E. Destec will provide a defense to me and indemnify me to the extent permitted by the by-laws of the corporation.

F. I will be provided a program of professional outplacement counseling and services as determined by Destec.


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                              ATTACHMENT "C"

           Supplemental Information Regarding Release and Waiver


      1.   The class of persons who are eligible for Supplemental
Severance on terms determined by Destec Energy, Inc. are those persons who were notified on November 30, 1995, that their employment with Destec Energy, Inc. would be terminated on December 31, 1995. To be eligible for Supplemental Severance, each such person is required to enter into an enforceable waiver agreement. There are no applicable time limits.

      2. The job titles and ages of the persons selected for the program are as follows:

      Senior Vice-President and General Counsel, 48

      Vice-President Human Resources, Quality, Communication, 57

      Manager Compensation & Benefits, Manager International Human
Resources, 52

      Senior Attorney, 41

      3. The ages of the persons, if any, who are in your job classification who are not eligible for Supplemental Severance on terms determined by Destec Energy, Inc. are the following: Not applicable.



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